As filed with the Securities and Exchange Commission on September 11, 2025

Registration No. 333-287271

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

AMENDMENT NO. 6
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

___________________

TERRA INNOVATUM GLOBAL S.R.L.
(Exact Name of Registrant as Specified in Its Charter)

___________________

Italy	4911	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

For Co-Registrants, see “Co-Registrants Table” on the following page.

Via Matteo Trenta 117
Lucca, Italy 55100
Telephone: +39 0583 55797
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

___________________

Copies to:

Steven B. Stokdyk, Esq. Latham & Watkins LLP 10250 Constellation Blvd., Suite 1100 Los Angeles, CA 90067 (424) 653-5500	Michel van Agt Loyens & Loeff N.V. Parnassusweg 300 1081 LC Amsterdam The Netherlands +31 20 578 57 85	Mitchell Nussbaum, Esq. Tahra Wright, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 (212) 407-4000

___________________

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement is declared effective and all other conditions to the business combination described in the enclosed proxy statement/prospectus have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-l(d) (Cross-Border Third-Party Tender Offer) ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CO-REGISTRANT TABLE

___________________

Terra Innovatum s.r.l.
(Exact Name of Registrant as Specified in Its Charter)

___________________

Italy	4911	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Via Matteo Trenta 117
Lucca, Italy 55100
Telephone: +39 0583 55797
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

CO-REGISTRANT TABLE

___________________

GSR III Acquisition Corp.
(Exact Name of Registrant as Specified in Its Charter)

___________________

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5900 Balcones Drive, Suite 100
Austin, TX 78731
United States of America
Telephone: (914) 369-4400
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

EXPLANATORY NOTE

This Amendment No.5 (“Amendment No. 5”) to the Registration Statement on Form S-4 (File No. 333-287271) of GSR III Acquisition Corp. (the “Registration Statement”) is being filed as an exhibits-only filing to amend Exhibit 99.3 in Part II of this Amendment No. 5. This Amendment No. 5 does not modify any provision of the proxy statement/prospectus that forms a part of the Registration Statement. Accordingly, this Amendment No. 5 consists only of the cover page, this explanatory note, Item 21 of Part II of the Registration Statement, the signature pages to the Registration Statement, and the filed exhibit.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 21. Exhibits and Financial Statements Schedules

EXHIBIT INDEX

Exhibit No.	Description
2.1*

Business Combination Agreement, dated as of April 21, 2025, by and among GSR III Acquisition Corp., Terra Innovatum s.r.l and such other parties that will sign joinders to the Agreement (included as Annex A to the proxy statement/prospectus forming part of this registration statement)

2.2*	Form of Plan of Merger by and between GSR III Acquisition Corp. and Terra Innovatum s.r.l. (included as Annex B to the proxy statement/prospectus forming part of this registration statement)
3.1*

English translation of the Form of Articles of Association of Terra Innovatum Global s.r.l.to become effective at the time of the Conversion (included as Annex F to the proxy statement/prospectus forming part of this registration statement)

3.2*

Amended and Restated Memorandum and Articles of Association of GSR III Acquisition Corp. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on November 14, 2024).

4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 of the GSR III Acquisition Corp.’s Registration Statement on Form S-1 filed on October 25, 2024).
4.2*	Specimen Class A Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-1 filed on October 25, 2024).
4.3*	Specimen Rights Certificate (included in Exhibit 4.4)
4.4*

Rights Agreement, dated November 7, 2024, between GSR III Acquisition Corp. and Continental Stock Transfer & Trust Company, as Rights agent (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on November 14, 2024).

5.1*	Opinion of Loyens & Loeff N.V.
8.1*	Tax Opinion of Latham & Watkins LLP.
10.1*	Form of Amended and Restated Registration Rights Agreement (included as Annex D to the proxy statement/prospectus forming part of this registration statement)
10.2*

Sponsor Support Agreement, dated as of April 21, 2025, by and among GSR III Acquisition Corp., Terra Innovatum s.r.l, and GSR III Sponsor LLC (included as Annex C to the proxy statement/prospectus forming part of this registration statement)

10.3*

Promissory Note, dated June 6, 2024, by and between GSR III Acquisition Corp. and GSR III Sponsor LLC (incorporated by reference to Exhibit 10.1 of the Company’s Registration Statement on Form S-1 filed on July 16, 2024).

10.4*	Securities Subscription Agreement (incorporated by reference to Exhibit 10.2 of GSR III Acquisition Corp.’s Registration Statement on Form S-1 filed on July 16, 2024).
10.5*

Letter Agreement, dated November 7, 2024, among GSR III Acquisition Corp., its officers and directors, the Sponsor and SPAC Advisory Partners, LLC (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on November 14, 2024).

10.6*

Registration Rights Agreement, dated November 7, 2024, among the Company, the Sponsor, SPAC Advisory Partners, LLC and certain security holders named therein (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed on November 14, 2024).

10.7*

Private Placement Unit Purchase Agreement, dated November 7, 2024, between the Company and the Sponsor (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed on November 14, 2024).

10.8*

Private Placement Unit Purchase Agreement, dated November 7, 2024, between the Company and SPAC Advisory Partners, LLC (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed on November 14, 2024).

10.9*

Administrative Services Agreement, dated November 7, 2024, between the Company and the Sponsor (incorporated by reference to Exhibit 10.6 of the Company’s Current Report on Form 8-K filed on November 14, 2024).

10.10*

Investment Management Trust Agreement, dated November 7, 2024, between the Company and Continental Stock Transfer & Trust Company, as trustee (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed on November 14, 2024).

Exhibit No.	Description
10.11*	Form of Letter Agreement between Terra Innovatum S.R.L. and lenders (10% coverage).
10.12*	Form of Letter Agreement between Terra Innovatum S.R.L. and lenders (50% coverage).
10.13*	Form of Letter Agreement between Terra Innovatum S.R.L. and lenders (100% coverage).
10.14*	Form of Letter Agreement between Terra Innovatum S.R.L. and lenders (alternative).
10.15*	Form of Letter Agreement Amendment between Terra Innovatum S.R.L. and lenders.
10.16*	Form of Terra Innovatum Global s.r.l. 2025 Equity Incentive Plan (included as Annex G to the proxy statement/prospectus forming part of this registration statement).
10.17*	Form of Relationship Agreement between Terra Innovatum Global S.R.L. and certain directors and officers.
10.18*	Memorandum of Understanding, dated September 3, 2025, by and between Terra Innovatum s.r.l. and Admiral Parkway, Inc. on behalf of the Rock City Site.
21.1*	List of Subsidiaries of GSR III Acquisition Corp.
21.2*	List of Subsidiaries of Terra Innovatum Global s.r.l.
23.1*	Consent of MaloneBailey, LLP, independent registered public accounting firm of GSR III Acquisition Corp.
23.2*	Consent of MaloneBailey, LLP, independent registered public accounting firm of Terra Innovatum s.r.l.
23.3*	Consent of MaloneBailey, LLP, independent registered public accounting firm of Terra Innovatum Global s.r.l.
24.1	Power of Attorney (see signature page)
99.1*	Consent of EntrepreneurShares Valuation Services
99.2*	Preliminary Proxy Card.
99.3**	Consent of Rex Jackson
99.4*	Consent of Martha Crawford
99.5*	Consent of Katherine Williams
99.6*	Consent of Michael Howard
99.7*	Consent of Peter Hastings
107*	Filing Fee Table

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†        Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

*        Previously filed.

**      Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lucca, Italy on September 11, 2025.

Terra Innovatum Global S.R.L.
By:	/s/ Alessandro Petruzzi
Name:	Alessandro Petruzzi
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on September 11, 2025.

Signature	Title
/s/ Alessandro Petruzzi	Chief Executive Officer; Director
Alessandro Petruzzi	(Principal Executive Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the co-Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on September 11, 2025.

GSR III Acquisition Corp.
By:	/s/ Gus Garcia
Name:	Gus Garcia
Title:	Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on September 11, 2025.

Signature	Title
/s/ Gus Garcia	Co-Chief Executive Officer and Director
Gus Garcia	(Principal Executive Officer)
/s/ Lewis Silberman	Co-Chief Executive Officer and Director
Lewis Silberman	(Principal Executive Officer)
/s/ Anantha Ramamurti	Chief Financial Officer, President and Director
Anantha Ramamurti	(Principal Financial and Accounting Officer)
/s/ Jonathan Cole	Director
Jonathan Cole
/s/ Susie Kuan	Director
Susie Kuan
/s/ Jody Sitkoski	Director
Jody Sitkoski

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the co-Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lucca, Italy on September 11, 2025.

Terra Innovatum s.r.l.
By:	/s/ Alessandro Petruzzi
Name:	Alessandro Petruzzi
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on September 11, 2025.

Signature	Title
/s/ Alessandro Petruzzi	Chief Executive Officer; Director
Alessandro Petruzzi	(Principal Executive Officer)
/s/ Guillaume Moyen	Chief Financial Officer
Guillaume Moyen	(Principal Financial Officer)
/s/ Marco Cherubini	Director
Marco Cherubini
/s/ Cesare Frepoli	Director
Cesare Frepoli